UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2010

Integra LifeSciences Holdings Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26244	510317849
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

311 Enterprise Drive, Plainsboro, New Jersey		08536
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-275-0500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITVE AGREEMENT.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION SECOND AMENDED AND RESTATED 2003 EQUITY INCENTIVE PLAN

On May 19, 2010, the stockholders of Integra LifeSciences Holdings Corporation (the “Company”) approved the Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan (the “Amended Plan”). On April 7, 2010, the Board of Directors of the Company approved the Amended Plan, subject to approval by the Company’s stockholders.

The Amended Plan amends the Company’s Amended and Restated 2003 Equity Incentive Plan, as amended (the “2003 Plan”) in the following material respects:

•	increasing the maximum number of shares of common stock which may be issued or awarded under the 2003 Plan from 4,750,000 to 6,500,000;

•	prohibiting the grant of dividend equivalent rights in connection with grants of options or stock appreciation rights and, except to the extent otherwise provided in award agreements entered into prior to April 1, 2009, prohibiting dividend equivalent payments with respect to any award or part thereof prior to the date on which all performance vesting conditions relating to the award have been satisfied, waived or lapsed;

•	authorizing the Compensation Committee, in its discretion, to permit a net settlement of an exercise of a nonqualified stock option to pay the option price under certain circumstances;

•	authorizing the Compensation Committee, in its discretion, to allow payment of the option price to be made in shares issuable or withheld in a net settlement of a nonqualified option or with shares acquired from the exercise of an incentive stock option;

•	providing that the transfer of awards, if any, can only be made to certain permitted transferees, and prohibiting the transfer of awards for consideration without stockholder approval;

•	authorizing the Compensation Committee, in its discretion, to permit or require the acceleration of the timing for the payment of the number of shares of common stock needed to pay employment taxes upon the date of the vesting of an award; and

•	authorizing the Compensation Committee, in its discretion, to allow a participant to satisfy minimum tax withholding requirements by surrendering previously-acquired shares from the exercise of an incentive stock option.

A copy of the Amended Plan is attached as Exhibit 10 to this Current Report on Form 8-K and is incorporated by reference into this Item.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company’s Annual Meeting of Stockholders was held on May 19, 2010 and in connection therewith, management solicited proxies pursuant to Regulation 14A under the Exchange Act. An aggregate of 28,945,125 shares of our common stock was outstanding and entitled to vote at the meeting. At the meeting the following matters (not including ordinary procedural matters) were submitted to a vote of the holders of the common stock, with the results indicated below:

1.  Election of directors to serve until the 2011 Annual Meeting. The following persons were elected. All were management’s nominees for election, and all were serving as directors. There was no solicitation in opposition to such nominees. The tabulation of votes was as follows:

Nominee	For	Against	Abstain	Broker Non-Votes

Thomas J. Baltimore, Jr.	25,456,537	77,876	1,730	2,015,036
Keith Bradley	25,052,298	482,222	1,623	2,015,036
Richard E. Caruso	25,027,356	507,491	1,296	2,015,036
Stuart M. Essig	25,084,735	450,105	1,303	2,015,036
Neal Moszkowski	25,396,942	137,480	1,721	2,015,036
Raymond G. Murphy	25,460,186	73,803	2,154	2,015,036
Christian S. Schade	25,451,989	81,899	2,255	2,015,036
James M. Sullivan	23,570,388	1,963,918	1,837	2,015,036
Anne M. VanLent	25,457,944	75,562	2,637	2,015,036

2.  Ratification of independent registered public accounting firm. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year was ratified. The tabulation of votes was as follows:

For	Against	Abstentions	Broker Non-Votes

27,096,038	446,565	8,576	0

3. Approval of the Second Amended and Restated 2003 Equity Incentive Plan. The Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan was approved. The tabulation of votes was as follows:

For	Against	Abstentions	Broker Non-Votes

18,568,228	6,961,047	6,868	2,015,036

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

10 Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Integra LifeSciences Holdings Corporation

May 21, 2010	By:	/s/ Stuart M. Essig

Name: Stuart M. Essig
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10	Integra LifeSciences Holdings Corporation Second Amended and Restated 2003 Equity Incentive Plan